Exhibit 10.1

ZEP INC.

2010 OMNIBUS INCENTIVE PLAN

AMENDMENT TO

RESTRICTED STOCK AWARD AGREEMENTS

THIS AMENDMENT, made as of the 10th day of January, 2012 by and between Zep Inc., a Delaware Corporation, (the “Company”) and J. Veronica Biggins (“Grantee”).

W · I · T · N · E · S · S · E · T · H      T · H · A · T:

WHEREAS, the Company maintains the Zep Inc. 2010 Omnibus Incentive Plan (the “Plan”), and Grantee has received Restricted Stock Awards under the Plan pursuant to the terms and conditions set forth in the Restricted Stock Award Agreements (collectively, the “Award Agreements”); and

WHEREAS, the Company granted to Grantee certain awards of restricted stock, subject to, and in accordance with, the restrictions, terms, and conditions set forth in the respective Restricted Stock Award Agreements (the “Award Agreements”) dated as of September 29, 2008 and September 1, 2009; and

WHEREAS, the Company desires to amend each of the Award Agreements to modify the Vesting Dates of the restricted shares that have not previously occurred pursuant to each of the Award Agreements;

NOW, THEREFORE, for and in consideration of the premises, the Award Agreements are hereby amended, effective as of the date first above written, as follows:

1.             Restrictions.  Paragraph 2.1 of each of the Award Agreements is hereby amended by deleting the final Vesting Date (September 1, 2012 and September 29, 2012, respectively) in its entirety and substituting January 10, 2012 in lieu thereof.

2.             This amendment to the Award Agreements shall be effective as of the date of this Amendment.  Except as hereby modified, the Award Agreements shall remain in full force and effect as originally written.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Zep Inc.	Grantee:

By: